LIMITED POWER OF ATTORNEY

I, Michael P. Bauer, hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve as
my Attorneys-In-Fact and Agents to exercise the
powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder, relating
to the disclosure of my beneficial ownership of
securities in Fortune Brands Home & Security, Inc.
(the "Company") and (ii) Forms 144 in accordance
with the Securities Act of 1933, as amended (the
"Securities Act"), and the rules thereunder,
relating to my transactions in the securities of
the Company; and

2. Do and perform any and all acts for and on behalf
of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4,
5 or Form 144 and timely file such form with the SEC
and any stock exchange or similar authority and take
any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorneys-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorneys-in-fact shall lawfully do or
cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity
at the request of the undersigned, are not
assuming, nor is the Company assuming, any of
the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act or
Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms
of this Power of Attorney. The powers granted by
this Power of Attorney shall begin on December 1,
2014 and shall continue in full force and effect
until the undersigned is no longer required to
file Section 16 Reports with respect to the
equity securities of the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

I, Michael P. Bauer, executed this Limited Power
of Attorney on this 2nd day of December, 2014.

/s/ Michael P. Bauer
Michael P. Bauer